 As filed with the Securities and Exchange Commission on May 22, 1998
                                                 Registration No. 333-______
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                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                 FORM S-8 REGISTRATION STATEMENT
                 UNDER THE SECURITIES ACT OF 1933

                         ASHA CORPORATION
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       Exact name of Registrant as specified in its charter

         Delaware                                        84-1016459
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(State or other jurisdiction of                 (I.R.S. Employer Identifi-
incorporation or organization)                         cation Number)

        600 C Ward Drive, Santa Barbara, California  93111
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   (Address of principal executive offices, including Zip Code)

                            1994 STOCK OPTION PLAN
                            ----------------------
                     (Full title of the plan)

                         John C. McCormack, President
              600 C Ward Drive, Santa Barbara, California   93111
                                (803) 683-2331
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(Name, address and telephone number, including area code, of agent for service)

             Copy to:         Jon D. Sawyer, Esq.
                       KRYS BOYLE FREEDMAN & SAWYER, P.C.
                   600 Seventeenth Street, Suite 2700, South Tower
                            Denver, Colorado  80202
                                (303) 893-2300

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                        CALCULATION OF REGISTRATION FEE
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                                                                    Amount
                                    Proposed Maxi-   Proposed Maxi-   of
Title of Securities  Amount to be   mum Offering     mum Aggregate  Registra-
 to be Registered    be Registered  Price Per Share  Offering Price tion Fee
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Common Stock,        1,400,000      $5.08932<FN1>    $6,102,446     $1,800.22
$.0001 Par Value     Shares
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<FN1>
Calculated for the additional shares being registered based on the exercise prices of options outstanding under the 1994 Stock Option Plan for the shares underlying options and the closing price of the Registrant's Common Stock on May 18, 1998, as reported on the Nasdaq Small-Cap Market, as to the remaining shares.

Pursuant to General Instruction E to Form S-8, this Registration Statement is being filed to register additional securities under the Registrant's 1994 Stock Option Plan and incorporates the Registrant's prior Registration Statement on Form S-8 relating to the 1994 Stock Option Plan, SEC File No. 33-93678.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents previously filed by ASHA Corporation (the "Company") with the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act") are hereby incorporated herein by reference:

     (1) The Company's Registration Statement on Form 10-KSB for the fiscal year ended September 30, 1997.

     (2) The Company's Quarterly Reports on Form 10-QSB for the quarters ended December 31, 1997, and March 31, 1998.

     (3) The Company's Current Report on Form 8-K dated January 8, 1998.

     (4) The description of the Common Stock as contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act (SEC File No. 0-16176).

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Delaware General Corporation Law (the "Code") permits the Company to indemnify an officer or director who was or is a party or is threatened to be made a party to any proceeding because of his or her position, if the officer or director acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company. The Code authorizes the company to advance expenses incurred in defending any such proceeding under certain circumstances, and if the officer or director is successful on the merits, it authorizes the Company to indemnify the officer or director against all expenses, including attorneys' fees, incurred in connection with any such proceeding. The Company's Bylaws and Certificate of Incorporation provide that the Company shall indemnify its officers and directors in accordance with the Code.

ITEM 7.  EXEMPTION FROM REGISTRATION.

     Not applicable.

ITEM 8.  EXHIBITS.

     The following documents are filed as exhibits to this Registration
Statement:

EXHIBIT
NUMBER                  DESCRIPTION     /     LOCATION
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  4.1 Certificate of Incorporation and Bylaws, as amended (incorporated by reference to Registrant's Form S-18 Registration Statement No. 33-3135-D)

  4.2 Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 4.2 to the Registrant's Form S-8 Registration Statement No. 33-76908)

   5    Opinion of Krys Boyle Freedman & Sawyer, P.C.*

 23.1   Consent of Krys Boyle Freedman & Sawyer, P.C. (contained in Exhibit 5)

 23.2   Consent of Arthur Andersen LLP, Independent Public Accountants*
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*  Filed herewith electronically.

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (I) and (ii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Santa Barbara, State of California on the 18th day of May, 1998.

                                  ASHA CORPORATION

                                  By/s/ John C. McCormack
                                    John C. McCormack, Chairman of the
                                    Board, President and Chief Executive
                                    Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capaci-ties and on the dates indicated.

     SIGNATURE                       TITLE                     DATE

/s/ John C. McCormack        Chairman of the Board,          May 18, 1998
John C. McCormack            President, Chief Executive
                             Officer and Director

/s/ Steven E. Sanderson      Chief Financial Officer         May 18, 1998
Steven E. Sanderson

/s/ Robert J. Sinclair       Director                        May 18, 1998
Robert J. Sinclair

/s/ Lawrence Cohen           Director                        May 18, 1998
Lawrence Cohen

/s/ Nick P. Bartolini        Director                        May 18, 1998
Nick P. Bartolini

/s/ Erick A. Reickert        Director                        May 18, 1998
Erick A. Reickert

/s/ David D. Jones           Director                        May 18, 1998
David D. Jones